CONSULTING AGREEMENT

         This Consulting Agreement between Collectibles USA, Inc., a Delaware corporation ("Company"), and RGR Financial Group, LLC ("Consultant"), a Delaware limited liability corporation, is hereby entered into this 12th day of June, 1997 to be effective as of the consummation of the initial public offering of the Company's common stock.

         NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

         1. Duties.

         (a) The Company hereby engages Consultant as a merger and acquisition consultant to assist the Company in implementing its strategy to acquire additional retailers of collectibles and marketers of animation art, including to the extent requested by the Company, (i) assisting the Company in designing the Company's acquisition program and identifying and evaluating potential acquisition candidates, their operations, historical performance and future prospects, and (ii) advising the Company in discussions and negotiations with acquisition candidates.

         (b) The consulting activities will be provided primarily by Ronald P. Rafaloff and Gary Rafaloff on behalf of Consultant. Consultant hereby accepts this engagement upon the terms and conditions herein contained and agrees to devote a reasonable amount of time, attention and efforts to promote and further the business and services of the Company.

         (c) Consultant agrees to keep the Company informed of its activities hereunder. Specifically, after identifying a potential acquisition candidate and gathering appropriate information with respect thereto, Consultant will provide all such information to the Chief Executive Officer of the Company, or his designee, and discuss the desirability of proceeding with such potential candidate with the Chief Executive Officer of the Company and any such discussion with the potential acquisition candidate shall take place with the Chief Executive Officer or his designee. No discussion with respect to a possible purchase price of such potential acquisition candidate shall take place without the prior approval of the Chief Executive Officer of the Company and shall take place in the presence of, or with the prior approval of, the Chief Executive Officer or his designee. Any such acquisition shall, of course, be subject to prior approval of the Board of Directors.

         2. Compensation.

         (a) For all services rendered by Consultant to the Company, the Company shall compensate the Consultant based upon each acquisition candidate with which an acquisition is


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consummated in accordance with Exhibit A attached hereto.  No such  compensation shall be paid until such time as an acquisition is consummated.

         (b) The Company shall reimburse Consultant for all ordinary and necessary business expenses lawfully and reasonably incurred by Consultant in the performance of its services. All reimbursable expenses shall be appropriately documented in reasonable detail by Consultant upon submission of any request for reimbursement.

         3. Term; Termination; Rights of Termination. The term of this Agreement shall begin on the date of this Agreement and continue for a period of one (1) year subject to further extension if agreed to by both parties hereto.

         4. Taxes. It is mutually understood and agreed that in the performance of its services under this Agreement, Consultant is at all times performing its services as an independent contractor, and acknowledges that it is responsible for payment of its federal income tax, employment taxes and social security taxes for its employees. Further, Consultant will comply with all taxing authorities, regulations and laws, whether federal or state.

         5. Nondisclosure and Nonuse of Confidential Information. Except as required by the nature of Consultant's duties or with the prior written approval of an authorized officer of the Company, Consultant will never, during the term of this Agreement or thereafter, use or disclose any confidential information of the Company, any of its customers or any potential acquisition candidate, including without limitation customer lists, market research, strategic plans or other information or discoveries, inventions, improvements, know-how, methods or other trade secrets, whether developed by Consultant or others. Consultant will comply with the Company's policies and procedures for the protection of confidential information.

         6. Use and Return of Documents. Consultant will not disclose any documents, record, tapes and other media that contain confidential information and will not copy any such material or remove it from the Company's offices except as approved by an authorized officer of the Company. Upon termination of this Agreement, Consultant will return to the Company all copies of documents, records, tapes, and other media that contain confidential information.

         7. Remedies. Consultant acknowledges that in the event of a violation by it of this Agreement the harm to the Company could be irreparable. Consultant agrees that, in addition to any other remedies provided by law, the Company will be entitled to obtain injunctive relief against any such violation without having to post a bond.

         8. Complete Agreement. There are no oral representations, understandings, or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Consultant and of

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

all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by the Company and Consultant, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such terms.

         9. No Waiver. No waiver by the parties hereto of any default or breach of any term, condition or covenant of this Agreement shall be deemed to be a waiver of any subsequent default or breach of the same or any other term, condition or covenant contained herein.

         10. Assignment; Binding Effect. Consultant understands that it may not assign its rights or obligations hereunder without the prior written consent of the Company. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties thereto and their respective heirs, successors and assigns. It is further understood and agreed that the Company may be merged or consolidated with another entity and that any such entity shall automatically succeed to the rights, powers and duties of the Company hereunder.

         11. Notices. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

                     To the Company:         One Battery Park Plaza
                                             24th Floor
                                             New York, NY  10004-1405

                     To Consultant:          One Battery Park Plaza
                                             24th Floor
                                             New York, NY  10004-1405


Notice shall be deemed given and effective seven (7) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 11.

         12. Severability; Headings. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in the way to describe, interpret, define or limit the extent or intent of this Agreement or of any part hereof.

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



         13. Governing Law; Place of Performance. This Agreement shall in all respects be construed according to the laws of the State of New York.

                                               RGR Financial Group, LLC

                                               By: /s/ Ronald Rafaloff
                                                  ------------------------------



                                               Collectibles USA, Inc.

                                               By: /s/ Ronald Rafaloff
                                                  ------------------------------




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



                                    Exhibit A

         Consultant shall be entitled to receive 3.2% of Pre-Tax Net Income for the acquisition candidate. Pre-Tax Net Income is calculated based upon the acquisition candidate's most recently completed fiscal year, with such additions thereto as may be agreed to by the Chief Executive Officer of the Company, or his designee, and the Consultant.





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

                    AMENDMENT NO. 1 TO CONSULTING AGREEMENT

                  AMENDMENT NO. 1 TO CONSULTING AGREEMENT (this "Amendment") dated as of May 31, 1998, by and between Collectibles USA, Inc., a Delaware corporation ("Company"), and RGR Financial Group, LLC, a Delaware limited liability corporation ("Consultant").

                  WHEREAS, the parties hereto have entered into a Consulting Agreement (the "Consulting Agreement"), dated as of 12th day of June, 1997, to be effective as of the consummation of the initial public offering of the Company's common stock;

                  WHEREAS, the parties hereto desire to amend the Consulting Agreement.

                  NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the parties agree as follows:

                  1. Amendment of Employment Agreement. The terms of the Consulting Agreement shall be amended as follows, effective from and after the date hereof:

                  (a) Exhibit A shall be amended by deleting it in its entirety and substituting the following therefor:

                  Consultant shall be entitled to receive 3.2% of pre-tax net income for the acquisition candidate. Pre-tax net income will be calculated based upon the acquisition candidate's most recently completed fiscal year, and shall be computed in accordance with (i) generally accepted accounting principals in the United States and (ii) the rules of Regulation SX, Title 17 of the Code of Federal Regulations (Part 210), as such may be amended.

                  (b) Section 11 shall be amended by providing that notices to the Company be delivered to the attention of the "Chief Executive Officer" rather than to "Ronald P. Rafaloff."

                  2. Binding Agreement. The provisions of this Amendment will be binding upon, and will inure to the benefit of, the respective heirs, legal representatives, successors and assigns of the parties hereto.

                  3. Governing Law. This Amendment will be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York, without regard to principles concerning conflicts of laws.

                  4. Entire Agreement. This Amendment, together with the Consulting Agreement, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements of the parties with respect hereto.

                  5. Counterparts. This Amendment may be executed in several counterparts, each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

                           [Signature Page to Follow]



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


                  IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 to Consulting Agreement as of the date first written above.

                                            COLLECTIBLES USA, INC.

                                            By: /s/ NEIL J. DEPASCAL
                                               ---------------------------------
                                               Name:  Neil J. DePascal, Jr.
                                               Title: Chief Financial Officer

                                            RGR FINANCIAL GROUP, LLC

                                            By: /s/ RONALD P. RAFALOFF
                                               ---------------------------------
                                               Name:  Ronald P. Rafaloff
                                               Title: President



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